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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




         We consent to the incorporation by reference in this Registration Statement of Telxon Corporation on Form S-8 with respect to the registrant's 1992 Restricted Stock Plan, as amended, including the Reoffer Prospectus included in this Registration Statement for certain Selling Stockholders awarded shares under said Plan, of our report dated June 27, 1994, which includes an explanatory paragraph related to a Consolidated Class Action, on our audits of the consolidated financial statements and financial statement schedules of Telxon Corporation and Subsidiaries, as of March 31, 1994 and 1993, and for each of the three years in the period ended March 31, 1994, appearing on page 28 of the Annual Report of Telxon Corporation on Form 10-K for the year ended March 31, 1994. We also consent to the reference to our Firm under the caption "Experts" appearing in the Reoffer Prospectus.



/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Akron, Ohio
October 24, 1994